                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                         LAZARD RETIREMENT SERIES, INC.,
                          LAZARD ASSET MANAGEMENT LLC,
                         INVIVA SECURITIES CORPORATION,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Fund Participation Agreement among Jefferson National Life Insurance (the "Insurance Company"), a life insurance company organized under the laws of the State of Texas, Inviva Securities Corporation ("Contract Distributor"), Lazard Asset Management LLC ("LAM"), and Lazard Retirement Series, Inc. ("Fund") as follows:

          1. Schedule 1 thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE 1

ACCOUNT(s)                                              FORM #
- Jefferson National Life Annuity Account C             22-4025 (Individual)
                                                        32-4000 (Group)
- Jefferson National Life Annuity Account E             22-4047/32-4003 (Achievement)
                                                        22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F             22-4061
- Jefferson National Life Annuity Account G             22-4056
- Jefferson National Life Annuity Account H             CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I             CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J             JNL-2100
- Jefferson National Life Annuity Account K             JNL-2200
- Jefferson National Life Account L                     CVIC-1001 and -1003
- Jefferson National Life Annuity Account M             JNL-22-4061
- Jefferson National Life Annuity Account N             JNL-2000

- Jefferson National Life Annuity Account O             JNL-2004


          2. All other terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, March 24 2004.

                               LAZARD RETIREMENT SERIES, INC.

                               By: /s/
                               Name:
                               Title:


                               LAZARD ASSET MANAGEMENT LLC

                               By: /s/
                               Name:
                               Title:


                               INVIVA SECURITIES CORPORATION

                               By: /s/
                               Name: Meg Cullem-Fiore
                               Title: Deputy General Counsel and Vice President


                               JEFFERSON NATIONAL LIFE INSURANCE
                               COMPANY

                               By: /s/
                               Name: Craig A. Hawley
                               Title: General Counsel and Secretary

                                        2